Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of Ferroglobe PLC (“Ferroglobe”), that, to his knowledge, the Annual Report of Ferroglobe on Form 20-F for the period ended December 31, 2015, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Ferroglobe. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 20-F. A signed original of this statement has been provided to Ferroglobe and will be retained by Ferroglobe and furnished to the Securities and Exchange Commission or its staff upon request.

Date: May 2, 2016

By:	/s/ Alan Kestenbaum
Executive Chairman and Principal Executive Officer
(Principal Executive Officer)

By:	/s/ Joseph Ragan
Chief Financial Officer and Principal Accounting Officer
(Principal Financial Officer)